UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

HV BANCORP, INC.
(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 14, 2022

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of HV Bancorp, Inc. The annual meeting will be held virtually at 10:30 a.m., local time, on May 18, 2022.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the annual meeting we will also report on our operations.  Certain of our directors and officers will be attending the annual meeting virtually and will respond to any questions that stockholders may have.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The annual meeting is being held so that stockholders may be given the opportunity to elect directors, ratify the appointment of S.R. Snodgrass, P.C., as the independent registered public accounting firm for the year ending December 31, 2022, to vote, on a non-binding basis, to approve the Company’s executive compensation and to vote, on a non-binding basis, on the frequency of voting on the Company’s executive compensation. For the reasons set forth in the Proxy Statement, the Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of our stockholders, and the Board of Directors unanimously recommends a vote “FOR” each nominee, ratification of the independent registered public accounting firm, to approve executive compensation, and “Three (3) Years” for the frequency of votes on executive compensation.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend virtually.  Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the annual meeting. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. You may revoke your proxy at any time prior to its exercise, and you may virtually attend the annual meeting and vote, even if you have previously returned your proxy card or voted via the Internet or by telephone.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote virtually at the annual meeting.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,
Travis J. Thompson Chairman and Chief Executive Officer

HV Bancorp, Inc.

2005 South Easton Road, Suite 304

Doylestown, Pennsylvania 18901

(267) 280-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2022

Notice is hereby given that the Annual Meeting of Stockholders of HV Bancorp, Inc. (the “Annual Meeting”) will be held virtually on May 18, 2022, at 10:30 a.m., local time.

This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via a live webcast. There is no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically by visiting: www.proxydocs.com/HVBC at the meeting date and time described above. Further, you may submit your questions prior to the meeting through www.proxydocs.com/HVBC. Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints.

A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors;
2.	the ratification of the appointment of S.R. Snodgrass, P.C., as our independent registered public accounting firm for the year ending December 31, 2022;
3.	to conduct a non-binding vote on executive compensation;
4.	to conduct a non-binding vote on the frequency of votes on executive compensation; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 30, 2022 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING VIRTUALLY IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF HV BANCORP, INC. A WRITTEN REVOCATION OR VOTING BY PROXY BEARING A LATER DATE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING VIRTUALLY MAY REVOKE HIS OR HER PROXY AND VOTE ON EACH MATTER BROUGHT BEFORE THE VIRTUAL ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE AT THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.proxypush.com/HVBC for the Annual Meeting.

By Order of the Board of Directors
Janice Garner Corporate Secretary

Doylestown, Pennsylvania

April 14, 2022

PROXY STATEMENT

HV Bancorp, Inc.

2005 South Easton Road, Suite 304

Doylestown, Pennsylvania 18901

(267) 280-4000

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HV Bancorp, Inc. to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on May 18, 2022, at 10:30 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 14, 2022.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of HV Bancorp, Inc. will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the nominees and proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of HV Bancorp, Inc. at 2005 South Easton Road, Suite 304, Doylestown, Pennsylvania 18901, delivering a later‑dated proxy or by attending the Annual Meeting virtually and voting at the meeting. The virtual presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder votes his or her ballot virtually at the Annual Meeting or delivers a written revocation to the Secretary of HV Bancorp, Inc. prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote your shares online by attending the Annual Meeting by webcast.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of HV Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on March 30, 2022, are entitled to one vote for each share then held. As of March 30, 2022, there were 2,274,025 and 2,164,899 shares of common stock issued and outstanding, respectively.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such ownership. The following table sets forth, as of March 30, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of our common stock. The mailing address for each of our directors and executive officers is 2005 South Easton Road, Suite 304, Doylestown, Pennsylvania 18901.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders
Lawrence B. Seidman	208,614	(2)	9.6%
100 Lanidex Plaza, 1st Floor
Parsippany, New Jersey 07054

Huntingdon Valley Bank ESOP	174,523	(3)	8.1%
1901 Frederic Avenue, Suite 100
St. Joseph, Missouri 64501

AllianceBernstein L.P.	195,983	(4)	9.1%
1345 Avenue of the Americas
New York, New York 10105

Directors
Carl Hj. Asplundh III, Director	8,000	(5)	**
Joseph F. Kelly, Director	39,400	(6)	1.8%
John D. Behm, Director	39,400	(7)	1.8%
Michael L. Hammer, Director	10,000	(8)	**
Scott W. Froggatt, Director	30,374	(9)	1.4%
Travis J. Thompson, Chairman and Chief Executive Officer *	77,353	(10)	3.6%
Robert J. Marino, Vice Chair and President	86,940	(11)	4.0%

Named Executive Officers
Barton Skurbe, Executive Vice President and Director of Sales- Mortgage Division	540	(12)	**
Joseph C. O'Neill, Jr., Executive Vice President and Chief Financial Officer	37,818	(13)	1.7%

All directors and executive officers as a group (13 persons)	430,843	(14)	19.9%

*Also named executive officer

** Less than one percent of shares outstanding.

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)

On a Schedule 13D/A filed with the SEC on December 17, 2018, Seidman and Associates, L.L.C. reported sole dispositive and voting power with respect to 44,146 shares of our common stock; Seidman Investment Partnership, L.P. reported sole dispositive and voting power with respect to 28,344 shares of our common stock; Seidman Investment Partnership II, L.P. reported sole dispositive and voting power with respect to 37,984 shares of our common stock; Seidman Investment Partnership III, L.P. reported sole dispositive and voting power with respect to 12,897 shares of our common stock; LSBK06-08, L.L.C. reported sole dispositive and voting power with respect to 21,645 shares of our common stock; Broad Park Investors, L.L.C. reported sole dispositive and voting power with respect to 25,638 shares of our common stock; Chewy Gooey Cookies, L.P. reported sole dispositive and voting power with respect to 12,500 shares of our common stock; CBPS, LLC reported sole dispositive and voting power with respect to 25,460 shares of our common stock; Veteri Place Corporation reported sole dispositive and voting power with respect to 113,433 shares of our common stock; JBRC I, LLC reported sole dispositive and voting power with respect to 12,897 shares of our common stock; and Lawrence B. Seidman reported sole dispositive and voting power with respect to 208,614 shares of our common stock.

(3)

On a Schedule 13G/A filed with the SEC on February 2, 2022, Pentegra Trust Company reported sole voting power with respect to 130,928 shares of our common stock and shared voting power with respect to 43,595 shares of our common stock, and sole dispositive power with respect to 174,523 shares of our common stock.

(4)	On a Schedule 13G/A filed with the SEC on February 14, 2022, AllianceBernstein L.P. reported sole dispositive and voting power with respect to 195,983 shares of our common stock.
(5)	Includes 5,000 shares of restricted stock as to which Mr. Asplundh III has voting power and 3,000 shares of stock options, which are exercisable within 60 days of the voting record date.
(6)	Includes 5,000 shares of restricted stock as to which Mr. Kelly has voting power and 4,400 shares of stock options, which are exercisable within 60 days of the voting record date.
(7)

Includes 30,000 shares held in a living trust, 5,000 shares of restricted stock as to which Mr. Behm has voting power and 4,400 shares of stock options, which are exercisable within 60 days of the voting record date.

(8)	Includes 2,000 shares held in trust for children.
(9)

Includes 5,000 shares of restricted stock as to which Mr. Froggatt has voting power, 20,974 shares held in his individual retirement account and 4,400 shares of stock options, which are exercisable within 60 days of the voting record date.

(10)

Includes 20,000 shares of shares of restricted stock as to which Mr. Thompson has voting power, 22,000 shares of stock options, which are exercisable within 60 days of the voting record date, 1,994 shares allocated to his ESOP account and 259 shares held in his 401(k) account.

(11)

Includes 78,614 shares held in Mr. Marino’s individual retirement account, 5,000 shares of restricted stock as to which he has voting power, 3,000 shares of stock options, which are exercisable within 60 days of the voting record date and 326 shares held in his 401(k) account.

(12)	Includes 540 shares allocated to Mr. Skurbe’s ESOP account.
(13)

Includes 10,000 shares of restricted stock as to which Mr. O’Neill has voting power, 11,000 shares of stock options, which are exercisable within 60 days of the voting record date, 1,615 shares allocated to his ESOP account and 13,332 shares held in his 401(k) account.

(14)

Includes 23,709 shares of restricted stock as to which three additional executive officers have voting power, 24,200 shares of exercisable stock options, which are exercisable within 60 days of the voting record date, 19,143 shares held in their 401(k) accounts and 4,118 shares allocated to four executive officer’s ESOP account.

Quorum

The presence virtually or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to any vote with respect to the shares held in excess of such limit.

Method of Counting Votes

As to the election of directors, a stockholder may vote FOR each nominee proposed by the Board or WITHHOLD authority to vote for each nominee being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.  Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the approval of the appointment of S.R. Snodgrass, P.C. as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required for the ratification of S.R. Snodgrass, P.C. as the independent registered public accounting firm for the year ended December 31, 2022.  Shares as to which “ABSTAIN” has been selected will have no effect on the outcome of the vote.

As to the non-binding vote, on the compensation of the named executive officers, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter.  The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to either broker non-votes or abstentions, is required for the approval of this matter.

As to the non-binding vote, on the frequency of voting on executive compensation, a stockholder may: (i) vote One Year; (ii) vote Two Years; (iii) vote Three Years; or (iv) ABSTAIN from voting on such matter.  Because it is possible that no option will receive a majority of votes cast, the option of One Year, Two Years or Three Years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

Participants in the ESOP and 401(k) Plan

Participants in the Huntingdon Valley Bank Employee Stock Ownership Plan (the “ESOP”) will each receive a Vote Instruction Form that reflects all of the shares that the participant may direct the trustee to vote on his or her behalf under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of HV Bancorp, Inc. common stock allocated to his or her account.  The ESOP trustee will vote all unallocated shares of HV Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  In addition, participants in the Huntingdon Valley Bank Employees Savings Plan (“401(k) Plan”) with an interest in the HV Bancorp, Inc. Stock Fund (“Stock Fund”) will receive a Vote Instruction Form that allows them to direct the 401(k) Plan trustee to vote their interest in the Stock Fund.  If a participant does not direct the 401(k) Plan trustee as to how to vote his or her interest in the Stock Fund, the trustee will vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants.  The deadline for returning your ESOP Vote Instruction Form and/or 401(k) Vote Instruction Form is May 15, 2022, at 11:59 p.m., local time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of seven members.  Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: John D. Behm and Joseph F. Kelly. The two nominees are currently directors of HV Bancorp, Inc. and Huntingdon Valley Bank.  The Board of Directors recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With HV Bancorp, Inc.	Age(1)	Director Since (2)	Current Term Expires

NOMINEES
John D. Behm	Director	55	2016	2022
Joseph F. Kelly	Director	61	2012	2022

CONTINUING BOARD MEMBERS

Scott W. Froggatt	Director	62	1999	2023
Travis J. Thompson	CEO and Chairman of the Board	49	2007	2023
Carl Hj. Asplundh III	Director	58	2018	2024
Michael L. Hammer	Director	45	2020	2024
Robert J. Marino	President and Vice Chair of the Board	57	2018	2024

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Joseph C. O’Neill, Jr.	Executive Vice President and Chief Financial Officer	63	N/A	N/A
J. Chris Jacobsen	Executive Vice President and Chief Operating Officer	54	N/A	N/A
Charles S. Hutt	Executive Vice President and Chief Operations Officer- Mortgage Division	63	N/A	N/A
Hugh W. Connelly	Executive Vice President and Chief Lending Officer- Business Banking	56	N/A	N/A
Barton Skurbe	Executive Vice President and Director of Sales- Mortgage Division	51	N/A	N/A
Derek P.B. Warden	Executive Vice President and Chief Credit Officer- Business Banking	60	N/A	N/A

(1)	As of December 31, 2021.
(2)	Includes service with Huntingdon Valley Bank and HV Bancorp, Inc.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director.  Each director of HV Bancorp, Inc. is also a director of Huntingdon Valley Bank, and if elected each nominee will be appointed as a director of Huntingdon Valley Bank.

Nominees and Continuing Directors

John D. Behm is a Managing Principal of Cresa Global Inc., the world’s largest occupier-focused commercial real estate firm. Mr. Behm began working at Cresa in 1996 as co-founder and co-Managing Principal of its Philadelphia and Princeton offices. Mr. Behm has worked on a variety of commercial real estate matters at Cresa, including process management, real estate administration, planning, managing and negotiating leases, building sales/purchases, build-to-suit projects, land sales/purchases, and renewals and dispositions for end users of space on a local, national and international basis. Mr. Behm’s business experience and contacts in the local community are among his qualifications as a director.

Joseph F. Kelly is currently President/Owner of J.M.J.M. Inc., a construction company, a position he has held since 1991. In addition, Mr. Kelly owns and manages several residential and commercial properties. Mr. Kelly has served on many homeowners and condominium association boards. He has worked in various capacities, including property management. He is also a licensed real estate builder owner salesperson. Mr. Kelly’s business experience, including experience with his construction company and as the owner/manager of residential and commercial properties, are among his qualifications to serve as a director.

Scott W. Froggatt is currently a Senior Vice President at Land Services USA, Inc., a large title insurance agency located in Philadelphia, a position he has held since May 2015. Previously, Mr. Froggatt was an Executive Vice President at Robert Chalphin Associates Inc., a title insurance agency and had worked for Robert Chalphin Associates since 1981. He has chaired and served on many committees for Pennsylvania Land Title Association, and has earned the designation of Associate Land Title Professional. Mr. Froggatt’s business and financial experience and contacts in the local community are among his qualifications to serve as a director.

Travis J. Thompson was appointed Chief Executive Officer of Huntingdon Valley Bank in January 2013 and Chairman of the Board in July 2016. Mr. Thompson had also been appointed President of Huntingdon Valley Bank in January 2013, and served in that capacity until November 30, 2021. From 2006 through 2012, Mr. Thompson was an executive officer of Suburban Marble & Granite Inc., first as its Chief Operating Officer and later as its President. From 1998 to 2006, Mr. Thompson was an associate, shareholder and managing shareholder at the law firm of Liederbach, Hahn, Foy, VanBlunk & Thompson PC, which merged into the law firm of Stark & Stark. Mr. Thompson was solicitor to Huntingdon Valley Bank for most of this period and represented several other local community banks in the late 1990s and early 2000s. Mr. Thompson’s business and legal experience, as well as his long relationship with Huntingdon Valley Bank, are among his qualifications to serve as a director.

Carl Hj. Asplundh III is currently the majority owner, president and CEO of Argo American, LLC, which is an international exporter of heavy vehicles and equipment to and throughout the Caribbean, a position he has held since 2016. Previously, Mr. Asplundh was a regional sales manager at Altec Industries, Inc., serving from 2001 to 2016. From 1987 through 2001, Mr. Asplundh worked at Asplundh Tree Expert Company where he held various jobs in the operations of the company prior to attaining the title of Vice President for the tree company. Mr. Asplundh’s extensive business knowledge and contacts in the local community are among his qualifications to serve as a director.

Michael L. Hammer is currently the Portfolio Manager and Chief Compliance Officer of Veteri Place Corporation, since February 2008 and March 2014 respectively. In addition, Mr. Hammer has been a Portfolio Manager with Seidman and Associates, LLC, which is a hedge fund operated by Veteri Place Corporation, since February 2008. Mr. Hammer served on the Board of Directors of SBT Bancorp, Inc. and its banking subsidiary, Simsbury Bank, from January 2018 to October 2019. Previously, he was a member of the Advisory Board of Union Center National Bank, from 2009 to 2014. In addition to his positions of Portfolio Manager and Chief Compliance Officer of Veteri Place Corporation, since December 2018, Mr. Hammer has been an independent registered representative of Western International Securities, Inc., a national financial advisory firm serving institutional and individual clients. Mr. Hammer’s banking and financial experience are among his qualifications to serve as a director.

Robert J. Marino was appointed Vice Chair of the Board of Directors in January 2021 and President of Huntingdon Valley Bank effective December 1, 2021. Mr. Marino was a founder, director and Division President at Spring Garden Lending LLC from January 2018 through November 2021. Mr. Marino co-founded and was a founding Board Member of Spring Garden Lending LLC in September 2016. Previously, Mr. Marino was President and CEO of Broad Street Consulting Advisors which he founded in January 2016. Broad Street Consulting Advisors focuses on sales and sales force development, and marketing services to banks and other financial institutions. Before founding Broad Street Consultants, Mr. Marino was President of Valley Green Bank’s Delaware Valley Region, and a member of its Board of Directors from 2010 through 2015. Prior to joining Valley Green Bank, Mr. Marino was President of National Penn Bank’s Southern Region, which operated in Philadelphia, Montgomery, Delaware and Chester Counties. Mr. Marino joined National Penn Bank in 1995 as Director of Cash Management and Government Banking Groups and Director of Corporate Market Management. Mr. Marino’s extensive banking background, business knowledge and contacts in the local community are among his qualifications to serve as a director.

Executive Officers Who Are Not Directors

Joseph C. O’Neill, Jr. was appointed Executive Vice President and Chief Financial Officer on July 1, 2016. He was previously Senior Vice President and Chief Financial Officer of Huntingdon Valley Bank beginning in January 2010, and assumed the additional duties of Chief Operating Officer from January 2013 until June 2016. In his current position, Mr. O’Neill is responsible for Huntingdon Valley Bank’s finance, accounting and compliance, including policies and procedures, as well as coordination and maintenance of accounting and management reporting systems. Mr. O’Neill is also responsible for regulatory reporting, tax and cost accounting and Huntingdon Valley Bank’s investment portfolio. From 1999 to 2009, Mr. O’Neill held various positions with General Motors and General Motors Acceptance Corporation, including chief financial officer for General Motors’ wholly owned thrift subsidiary, vice president for financial reporting for GMAC Commercial Mortgage and divisional controller for GMAC Residential Mortgage. Mr. O’Neill is a Certified Public Accountant (CPA) licensed in the state of Pennsylvania.

Charles S. Hutt has been employed by Huntingdon Valley Bank since 2007. He was appointed Executive Vice President and Chief Credit Officer on July 1, 2016. Effective January 1, 2020, he was appointed Executive Vice President and Chief Operations Officer- Mortgage Division. Previously, he was Senior Vice President and Chief Credit Officer beginning in January 2013. Between 2007 and 2013, Mr. Hutt was Senior Vice President of Residential Lending at Huntingdon Valley Bank. Mr. Hutt is responsible for Huntingdon Valley Bank’s lending portfolio, as well as for retail loan originations and sales operations.

J. Chris Jacobsen was appointed Executive Vice President and Chief Operating Officer in June 2016. In his current position, Mr. Jacobsen is responsible for the retail branch network, information technology, deposit operations, marketing and human resources. Mr. Jacobsen has more than 25 years of banking experience, including serving as Senior Vice President/Retail Banking at Roxborough-Manayunk Bank from 2000 to 2003 when it was acquired by Citizens Bank. Following the acquisition, Mr. Jacobsen was appointed Senior Vice President/Business Strategy at Citizens Bank where he worked on mergers and acquisitions. In 2005, Mr. Jacobsen joined St. Edmond’s Federal Savings Bank and was appointed Executive Vice President and Chief Operating Officer, a position he held until 2012 when the bank was acquired by Beneficial Bank where Mr. Jacobsen subsequently served as Market Director prior to joining Huntingdon Valley Bank.

Hugh W. Connelly was appointed Executive Vice President, Business Banking of Huntingdon Valley Bank in February 2019. In his current position, Mr. Connelly and his team focus on business banking services for small to mid-sized businesses and entrepreneurs throughout the Greater Philadelphia area. Prior to joining Huntingdon Valley Bank, Mr. Connelly led Business Banking, Cash Management and SBA Lending as Market President for Univest Bank and Trust Co. Mr. Connelly was also the President of Univest Capital, Inc. a nationwide equipment finance company.  In 2015, Mr. Connelly led the development of a small business banking subscription product, which was recognized by Bank Director Magazine as one of the year’s top 5 Fin Tech innovations.  Mr. Connelly has earned the professional certifications of the Chartered Financial Analyst (CFA) and Certified Treasury Professional (CTP) as well as the Microfinance Certification jointly issued by the London based Microfinance Association and The University of Rome.

Barton Skurbe was appointed Executive Vice President and Director of Sales- Mortgage Division in December 2019.  Previously, Mr. Skurbe was Regional Sales Director- Mortgage Division beginning in December 2018. Mr. Skurbe joined Huntingdon Valley Bank in December 2018 from Univest Bank where he served as Executive Vice President & Director of Sales for over seven years. Mr. Skurbe has more than 25 years of experience in leading successful mortgage sales teams.

Derek P.B. Warden was appointed Executive Vice President and Chief Credit Officer in December 2019. Mr. Warden joined Huntingdon Valley Bank in December 2019 from Penn Community Bank where he had served as Executive Vice President and Chief Lending Officer for over nine years. Mr. Warden has more than 35 years in banking and possesses an extensive professional background in commercial lending, credit administration, with previous experience serving as both Credit Officer and Chief Lending Officer.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Chairman and Chief Executive Officer Travis J. Thompson and Vice Chair and President Robert J. Marino, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Thompson and Mr. Marino are not independent because each is an executive officer of HV Bancorp, Inc.  In determining the independence of the other directors, the

Board of Directors considered loans made to Director Asplundh and/or his related parties and loans made to Vice Chair and President Marino and/or his related parties.

Board Leadership Structure and Risk Oversight

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director position to further strengthen the Company’s corporate governance structure. In January 2021, Robert J. Marino was appointed to serve as lead independent director by the Board of Directors.  Mr. Marino served as lead independent director until November 30, 2021 as he was appointed President of HV Bancorp, Inc. effective December 1, 2021. In March 2022, John D. Behm was appointed to serve as lead independent director by the Board of Directors. The Board of Directors believes this provides an efficient and effective leadership model for HV Bancorp, Inc.  Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy.  The Board of Directors believes its administration of its risk oversight function is enhanced by the Board’s leadership structure.  To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors after Board meetings, as needed, and the Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer.

The Board of Directors is actively involved in oversight of risks that could affect HV Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within HV Bancorp, Inc. as well as through internal and external audits.  Risks relating to the direct operations of Huntingdon Valley Bank are further overseen by the Board of Directors of Huntingdon Valley Bank, who are the same individuals who serve on the Board of Directors of HV Bancorp, Inc.  The Board of Directors of Huntingdon Valley Bank also has additional committees that conduct risk oversight separate from HV Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis.

The Company during the year ended December 31, 2021 believes all filing requirements under Section 16(a) applicable to its directors and executive officers were met in a timely manner, with the exception of one late filing for one transaction for Barton Skurbe covering his change in ownership which was filed on a Form 5.  No other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports during the year ended December 31, 2021 on a timely basis.

Code of Ethics

HV Bancorp, Inc. has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on the Investor Relations link on our Internet website at www.myhvb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on HV Bancorp, Inc.’s website.

Attendance at Annual Meetings of Stockholders

HV Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts.  All of the then current directors virtually attended our 2021 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: HV Bancorp, Inc., 2005 South Easton Road, Suite 304, Doylestown, Pennsylvania 18901, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed.  The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of HV Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of HV Bancorp, Inc. are the Audit, Compensation, and Nominating and Corporate Governance Committees.

The Board of Directors of HV Bancorp, Inc. had 14 meetings during the year ended December 31, 2021.  No member Board of Directors of HV Bancorp, Inc. or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee.  The Audit Committee is comprised of Directors Behm (Chair), Kelly and Hammer, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards.  In January 2022, Carl Hj. Asplundh III was appointed to the Audit Committee. The Audit Committee also serves as the Audit Committee of the Board of Directors of Huntingdon Valley Bank. The Board of Directors has determined that John D. Behm qualifies as an “audit committee financial expert” as defined under applicable SEC rules. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Investor Relations link on our Internet website at www.myhvb.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of HV Bancorp, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of HV Bancorp, Inc. met five times during the year ended December 31, 2021.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021;

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•

We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for filing with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HV Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

John D. Behm (Chair)

Carl Hj. Asplundh III

Joseph F. Kelly

Michael L. Hammer

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of Directors Kelly (Chair), Behm and Froggatt, each of whom is independent in accordance with Nasdaq listing standards. The Nominating and Corporate Governance Committee also serves as the Nominating Committee of the Board of Directors of Huntingdon Valley Bank. The Nominating and Corporate Governance Committee operates under a written charter which is available on the Investor Relations link on our Internet website at www.myhvb.com.   The Nominating and Corporate Governance Committee of HV Bancorp, Inc. met once during the year ended December 31, 2021.

The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen Huntingdon Valley Bank’s position in its community and can assist Huntingdon Valley Bank with business development through business and other community contacts. The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:

•	eligibility criteria in HV Bancorp, Inc.’s bylaws;
•	the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors;
•

the candidate’s relevant financial, regulatory and business experience and skills, including knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•	the candidate’s familiarity with the HV Bancorp, Inc.’s market areas, participation in local business, civic, or charitable organizations, and ties to local businesses;

•	the candidate’s personal and professional integrity, honesty and reputation;
•	the candidate’s ability to represent the best interests of HV Bancorp, Inc. and its stockholders, including potential for conflicts of interest with the candidate’s other endeavors;
•	the candidate’s ability to devote sufficient time and energy to perform his or her duties, including the ability to attend meetings;
•	whether or not the candidate would be independent under applicable SEC rules and Nasdaq listing standards for purposes of service on the Board of Directors or on any particular committee; and
•

any other factors that the Nominating and Corporate Governance Committee deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of HV Bancorp, Inc.’s stockholders, employees, customers and communities, the current composition and size of the Board of Directors, the balance of management and independent directors.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to HV Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2021, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 2005 South Easton Road, Suite 304, Doylestown, Pennsylvania 18901. In order for the Nominating and Corporate Governance Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 120 days prior to the anniversary date of the proxy statement relating to the prior year’s annual meeting of stockholders. The submission must include the following:

•

the name, address and contact information of the candidate, and the number of shares of HV Bancorp, Inc.’s common stock that are owned by the candidate (and appropriate evidence if the candidate is not a holder of record);

•	a statement of the candidate’s business and educational experience;
•	an affidavit that such person would not be disqualified under the provisions of Section 3.13 of HV Bancorp, Inc.’s Bylaws;
•	such other information regarding the candidate as would be required to be included in HV Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
•	the candidate’s written consent to serve as a director;
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
•

the name and address of the stockholder, and the number of shares of HV Bancorp, Inc.’s common stock that are owned by such stockholder (and appropriate evidence if the stockholder is not a holder of record); and

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

Compensation Committee.  Until November 30, 2021, the Compensation Committee was comprised of Directors Marino (Chair), Behm, Froggatt and Kelly, each of whom was independent in accordance with applicable Nasdaq listing standards. Director Marino served on the committee until November 30, 2021 as he was appointed President of HV Bancorp, Inc. effective December 1, 2021. In January 2022, Mr. Froggatt became Chair of the committee. No current member of the Compensation Committee is a current or former officer or employee of HV Bancorp, Inc. or Huntingdon Valley Bank.  The Compensation Committee also serves as the compensation committee of the Board of Directors of Huntingdon Valley Bank.  The Compensation Committee of HV Bancorp, Inc. met twice during the year ended December 31, 2021.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee administers the HV Bancorp, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) which was approved at the Special Meeting of Stockholders on June 13, 2018 and the HV Bancorp, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) which was approved at the Meeting of Stockholders on May 19, 2021. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions. The Compensation Committee engaged Mosteller & Associates, a human resources professional services firm, during the year ended December 31, 2021 to assist with the evaluation of the 2021 equity incentive plan. The Compensation Committee considered the independence of Mosteller & Associates in light of SEC rules and Nasdaq corporate governance listing standards and concluded that the work performed by Mosteller & Associates and its consultants involved in the engagement did not raise any conflicts of interest and concluded that they were independent consultants to the Compensation Committee.

The Compensation Committee operates under a written charter which is available on the Investor Relations link on our Internet website at www.myhvb.com.  This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;
•	to reward the executive management team for the enhancement of stockholder value based on our annual performance and the market price of our stock;
•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and
•	to maintain compensation levels that are competitive with other financial institutions, particularly those comparable in asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of HV Bancorp, Inc.  The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers and on matters of compensation philosophy, plan design and general guidelines for employee compensation.  However, the Chief Executive Officer does not vote on and is not present for any discussion of his own compensation.

Executive Officer Compensation

Summary Compensation Table.  The following table sets forth the total compensation paid to Travis J. Thompson, who served as principal executive officer of HV Bancorp, Inc. and the total compensation paid to our two other most highly compensated executive officers who earned total compensation in excess of $100,000 for the year ended December 31, 2021 and 2020. Each individual listed in the table below is referred to as a named executive officer.

	Summary Compensation Table
Name and principal position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($) (3)	Total ($)
Travis J. Thompson	2021	200,000	350,000	-	-	-	22,713	572,713
Chief Executive Officer	2020	200,000	570,000	-	-	-	24,036	794,036
Joseph C. O'Neill, Jr.	2021	200,000	180,000	-	-	-	8,978	388,978
Executive Vice President and Chief Financial Officer
Barton Skurbe	2021	846,781	-	-	-	-	6,820	853,601
Executive Vice President and Director of Sales	2020	811,283	-	-	-	-	10,157	821,440

________________

(1)    Includes $661,781 and $626,283 for the years ended December 31, 2021 and 2020 in commissions earned on Mr. Skurbe’s production and overrides on his team’s production.

(2)    See “—Bonuses,” below, for a description of the amounts in this column.

(3)

The compensation represented by the amount for 2021 and 2020 set forth in the All Other Compensation column for the Name Executive Officers is detailed in the following table.  ESOP Allocations for the year ended December 31, 2021 were 247 shares for Mr. Thompson, 247 shares for Mr. O’Neill and 247 for Mr. Skurbe valued with the ESOP value based on HV Bancorp, Inc.’s closing stock price as of December 31, 2021 of $21.80 per share. ESOP Allocations for the year ended December 31, 2020 were 293 shares for Mr. Thompson and 293 for Mr. Skurbe valued with the ESOP value based on HV Bancorp, Inc.’s closing stock price as of December 31, 2020 of $17.17 per share

Other Compensation
	Year	ESOP Contributions	401(K) Matching Contribution (1)	Country Club Allowance	Insurance Premiums	Company Auto (2)	Cell Phone Allowance	Total All Other Compensation
Travis J. Thompson	2021	$5,380	$-	$9,000	$5,267	$1,626	$1,440	$22,713
	2020	5,030	3,687	8,879	5,000	-	1,440	24,036
Joseph C. O'Neill, Jr.	2021	5,380	-	-	2,158	-	1,440	8,978
Barton Skurbe	2021	5,380	-	-	-	-	1,440	6,820
	2020	5,030	3,687	-	-	-	1,440	10,157

(1)	The contributions were made in 2021 for the 2020 fiscal year.
(2)	Personal-use expense for company-provided automobile.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2021, for the named executive officers. The named executive officers did not exercise any stock options during the year ended December 31, 2021. All equity awards reflected in this table were granted pursuant to the 2018 Equity Incentive Plan, described below.

	Option Awards				Stock Awards
	Number of securities underlying unexercised options		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested (#) (3)
Name	Exercisable (1)	Unexercisable (1)
Travis J. Thompson	22,000	28,000	14.80	6/13/2028	11,200	244,160
Barton Skurbe	-	-	-	-	-	-
Joseph C. O'Neill, Jr.	11,000	14,000	14.80	6/13/2028	5,600	122,080

_________________________

(1)	Options vest in seven annual installments, with the first installment of 16% and the succeeding six equal annual installments of 14% commencing on June 13, 2018.
(2)	Stock awards vest in seven annual installments, with the first installment of 16% and the succeeding six equal annual installments of 14% commencing on June 13, 2018.
(3)	Based on the $21.80 per share trading price of HV Bancorp, Inc. common stock on December 31, 2021.

Employment Agreements

Huntingdon Valley Bank entered into individual employment agreements with Travis J. Thompson and Joseph C. O’Neill, Jr. each of which has an initial term of three years. Commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the term of each agreement will renew for one year, unless written notice of non-renewal is provided by the Board of Directors at least 30 days prior to any anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors will conduct a comprehensive performance evaluation of each executive for purposes of determining whether to take action regarding non-renewal of his employment agreement.

The employment agreements provide a base salary for each of Messrs. Thompson and O’Neill in the amounts of $200,000 and $200,000, respectively. The base salaries may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, each executive will be entitled to participate in any bonus program and benefit plan made available to senior management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of each executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” (a “qualifying termination event”), the executive will receive a lump sum cash severance payment equal to the amount base salary that he would have earned had he remained employed for the duration of his “benefit period.” The benefit period for Mr. Thompson is 12 months or, if greater, the remaining term of his agreement as of his date of termination. For Mr. O’Neill, his benefit period is for the lesser of 24 months or the remaining term of his agreement as of his date of termination, provided, however that such periods shall be no less than 12 months. In addition, each executive will be entitled to receive life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by Huntingdon Valley Bank for the aforementioned benefit period or, if earlier, until the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits. For purposes of the employment agreements, “good reason” is defined as: (1) a material reduction in base salary or benefits (other than reduction by Huntingdon Valley Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (2) a material reduction in the executive’s duties or responsibilities; (3) a relocation of the executive’s principal place of employment by more than 25 miles from the executive’s principal place of employment as of the initial effective date of the employment agreement; or (4) a material breach of the employment agreement by Huntingdon Valley Bank. In order to be entitled to the severance benefits set forth above, the executive will be required to enter into a release of claims against Huntingdon Valley Bank related to his employment.

If the executive’s qualifying termination event occurs on or after the effective date of a change in control of HV Bancorp, Inc. or Huntingdon Valley Bank, the executive will be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the executive’s highest annual rate of base salary and bonus paid, or earned, during the calendar year of the change in control or either of the two calendar years immediately preceding the change in control. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, Huntingdon Valley Bank (or its successor) will continue to provide the executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to the executive immediately prior to his date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) the date which is three years after the executive’s date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

In addition, if the executive dies while employed, the executive’s estate or beneficiary will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year after his death. The executive will not receive any additional compensation or benefits under his employment agreement in the event he becomes disabled.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to one-year non-com/petition and non-solicitation covenants.

Bonuses

Discretionary Bonuses. The Compensation Committee has the authority to award discretionary bonus payments to the named executive officers. While strict numerical formulas are not used to quantify the named executive officers’ bonus payments, both company-wide and individually-based performance objectives are used to determine bonus payments. Company-wide performance objectives focus on earnings, growth, expense control and asset quality, which are customary metrics used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and also as a trend of performance measured over the prior three years. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

Based on the foregoing, for the year ended December 31, 2021, Messrs. Thompson and O’Neill earned a bonus of $350,000 and $180,000, respectively, in recognition of their performance and effort.

Benefit Plans

401(k) Plan. Huntingdon Valley Bank maintains the Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like any other employee. Employees who are 21 or older and have completed one consecutive month of service are eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 96% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2021, the salary deferral contribution limit is $19,500, provided, however, that a participant over age 50 may contribute an additional $6,500, for a total contribution of $26,000. In addition to salary deferral contributions, Huntingdon Valley Bank may make during the plan year: (1) a discretionary matching contribution to each participant’s account based on a percentage of the participant’s salary deferral contribution; and/or (2) a profit sharing contribution that would be allocated to each participant’s account pro-rata on the basis of each participant’s compensation relative to the aggregate compensation of all participants. For the year ended December 31, 2021, there was a $150,000 profit sharing contribution to the 401(k) Plan. A participant is always 100% vested in his or her salary deferral contributions. However, a participant will vest in his or her employer contributions at a rate of 20% per year after the completion of two years of credited service, such that the participant will be 100% vested upon completion of six years of credited service. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options offered, including HV Bancorp, Inc. common stock through the Stock Fund.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account beginning at retirement, age 59 1⁄2 (while employed with Huntingdon Valley Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of a lump sum payment or annuity or installment payments.

Employee Stock Ownership Plan.  Concurrent with the completion of the mutual-to-stock conversion of Huntingdon Valley Bank and initial public offering of HV Bancorp, Inc. (collectively, the “conversion”), Huntingdon Valley Bank adopted the Huntingdon Valley Bank Employee Stock Ownership Plan (the “ESOP”) for eligible employees. Eligible employees who have attained age 21 and are employed with Huntingdon Valley Bank as of January 11, 2017, began participation in the ESOP on the later of the effective date of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

On behalf of the ESOP, the ESOP trustee purchased 174,570 shares of HV Bancorp, Inc. common stock issued in the after-market following the completion of the conversion. The ESOP funded its stock purchase with a loan from HV Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Huntingdon Valley Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 20-year term of the loan. The initial interest rate for the ESOP loan was an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on January 11, 2017. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year beginning in the second year, such that the participant will be fully vested upon completion of six years of credited service. However, each participant who was employed by Huntingdon Valley Bank prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the ESOP. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, or termination of the ESOP. Generally, a participant will receive a distribution from the ESOP upon separation from service. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

2018 Equity Incentive Plan. On June 13, 2018, the stockholders of HV Bancorp, Inc. approved the 2018 Equity Incentive Plan which provides for the grant of stock based awards to its employees, directors and executive officers of HV Bancorp, Inc. and Huntingdon Valley Bank. The 2018 Equity Plan authorizes the issuance or delivery of up to 305,497 shares of HV Bancorp, Inc. common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards, restricted stock units; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 218,212 and the maximum number of shares of restricted stock awards or restricted stock units that may be granted is 87,285 shares.

The 2018 Equity Incentive Plan is administered by the members of HV Bancorp, Inc.’s Compensation Committee of the Board of Directors who are “Disinterested Board Members” as defined in the 2018 Equity Incentive Plan. The Compensation Committee has the authority and discretion to select the persons who will receive the awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2018 Equity Incentive Plan; and interpret the 2018 Equity Incentive Plan. The 2018 Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

Our executive officers and outside directors are eligible to receive awards under the 2018 Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the 2018 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under 2018 Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement.

The stock option and restricted stock awards granted to named executive officers will vest over a seven-year period, with 16 percent becoming vested after the completion of one year of service following the date of grant and then 14 percent becoming vested each year of continued service thereafter for the next six years. Notwithstanding the foregoing, these awards would vest upon death, disability or involuntary termination of employment following a change in control. The time-based component of the awards serves as a retention tool for the named executive officers, and the stock options are viewed by the Compensation Committee as performance-based because value is only realized if there is stock price appreciation over the term of the options.

At December 31, 2021, 3,997 shares of HV Bancorp, Inc. common stock were available for awards under the 2018 Equity Stock Incentive Plan.

2021 Equity Incentive Plan. On May 19, 2019, the stockholders of HV Bancorp, Inc. approved the 2021 Equity Incentive Plan which provides for the grant of stock based awards to its employees, directors and executive officers of HV Bancorp, Inc. and Huntingdon Valley Bank. The 2021 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 175,000 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. No employee participant may receive more than 20%, or 35,000 shares, of the awards available under the 2021 Equity Incentive Plan, all of which, may be granted during any calendar year.

The 2021 Equity Incentive Plan is administered by the members of HV Bancorp, Inc.’s Compensation Committee of the Board of Directors who are “Disinterested Board Members” as defined in the 2021 Equity Incentive Plan. The Compensation Committee has the authority and discretion to select the persons who will receive the awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2021 Equity Incentive Plan; and interpret the 2021 Equity Incentive Plan. The 2021 Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

Our executive officers and outside directors are eligible to receive awards under the 2021 Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options. The maximum number of shares of common stock that may be awarded to non-employee directors under the plan is 52,500 shares or 30% of the shares available under the 2021 Equity Incentive Plan. The exercise price of stock options granted under the 2021 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under 2021 Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement.

As of December 31, 2021, there were no grants issued under the 2021 Equity Incentive Plan.

Director Compensation

The following table sets forth for the year ended December 31, 2021, certain information as to the total remuneration we paid to our directors other than Travis J. Thompson.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total
Carl Hj. Asplundh III	22,550	-	-	-	22,550
Joseph F. Kelly	23,950	-	-	-	23,950
John D. Behm	26,300	-	-	-	26,300
Michael L. Hammer	26,500	-	-	-	26,500
Scott W. Froggatt	24,050	-	-	-	24,050
Robert J. Marino (2)	23,100	-	-	-	23,100

_______________________

(1)	No director received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000 in the year ended December 31, 2021.
(2)	Effective December 1, 2021, Mr. Marino was appointed President of HV Bancorp, Inc.

During the year ended December 31, 2021, each director of Huntingdon Valley Bank was paid an annual retainer fee of $5,000. Additionally, each director was paid $1,500 per meeting attended, a fee for his service on a committee in the amount of $350 for each committee meeting attended and the chairman of such committee was paid $450 for each committee meeting attended.  For the year ended December 31, 2021, each person who served as a director of HV Bancorp, Inc. also served as a director of Huntingdon Valley Bank and earned director and committee fees only in his or her capacity as a board or committee member of Huntingdon Valley Bank. Mr. Thompson received no director compensation for his service on the Board of Directors.

2018 Equity Incentive Plan. Our directors are eligible to participate in the 2018 Equity Incentive Plan. However, no grants were awarded in 2021. The 2018 Equity Incentive Plan is described under “Benefit Plans—2018 Equity Incentive Plan” above.

2021 Equity Incentive Plan. Our directors are eligible to participate in the 2021 Equity Incentive Plan. However, no grants were awarded in 2021. The 2021 Equity Incentive Plan is described under “Benefit Plans—2021 Equity Incentive Plan” above.

Transactions with Certain Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Huntingdon Valley Bank, to their executive officers and directors in compliance with federal banking regulations.

The aggregate outstanding amount of our loans to our executive officers, directors and their related parties was $2.0 million at December 31, 2021. At December 31, 2021, all of our loans to directors, executive officers and their related parties were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Huntingdon Valley Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  These loans were performing according to their original terms at December 31, 2021, and were made in compliance with federal banking regulations.

Additionally, any transactions that would be required to be reported must be reviewed by our audit committee or another independent body of the Board of Directors.  Any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no more favorable than those that would be available to us from an unrelated third party through an arms-length transaction.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of S.R. Snodgrass, P.C. to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of S.R. Snodgrass, P.C. for the year ending December 31, 2022. S.R. Snodgrass, P.C. served as our independent registered public accounting firm for the years ended December 31, 2021 and 2020. A representative of S.R. Snodgrass, P.C. is expected to attend the virtual annual meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the engagement of S.R. Snodgrass, P.C. is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of HV Bancorp, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered for the years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees	$123,346	$83,511
Audit-Related Fees	$-	$-
Tax Fees	$13,350	$16,825
All Other Fees	$-	$-

Audit Fees.  The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with our engagement. For the years ended December 31, 2021 and 2020, audit fees were $123,346 and $83,511.

Audit Related Fees. There were no audit related fees during the years ended December 31, 2021 and 2020, respectively.

Tax Fees.  The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance by S.R. Snodgrass, P.C were $13,350 and $16,825 for the years ended December 31, 2021 and 2020, respectively.

All Other Fees.  There were no other fees billed during the years ended December 31, 2021 and 2020, respectively. All other fees billed related to services performed for information security attack and penetration testing.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered was compatible with maintaining the independence of S.R. Snodgrass, P.C.  The Audit Committee concluded that performing such services did not affect the independence of S.R. Snodgrass, P.C. in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services.  The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The audit-related fees and all other fees described above were approved as part of our engagement of S.R. Snodgrass, P.C.

The Board of Directors recommends a vote “FOR” the ratification of S.R. Snodgrass, P.C. as independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL III — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) enacted during July 2010, and rules adopted by the SEC under the Act, at least once every three years we are required to give our shareholders an opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our executive officers whose compensation we are required by the SEC’s rules to disclose in our annual meeting proxy statements. Therefore, we are including in these proxy materials a separate proposal for shareholders to approve, in a non-binding vote, the compensation of our named executive officers described elsewhere in this document.

In addition to requiring us to submit these “say-on-pay” proposals to our shareholders, the Act and the SEC’s rules require that at least once every six years we give our shareholders an opportunity to vote, on a non-binding, advisory basis, on a “say-on-frequency” proposal to indicate whether they would prefer that we conduct future say-on-pay votes every year, once every two years, or once every three years. Accordingly, an advisory vote on the frequency by which shareholders will vote on executive compensation will take place at the 2022 Annual Meeting of Shareholders.

As described in detail under the heading “Executive Officer Compensation,” our executive compensation programs are designed to attract, incentivize and retain our named executive officers, who are critical to our success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Officer Compensation, the compensation tables and any related material disclosed in the proxy statement, is hereby APPROVED.”

Under the Act and the SEC’s rules, the vote will be advisory in nature, which means it will not be binding on the Company or its Board of Directors. However, the Board of Directors values the opinions of its shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the shareholders’ concerns will be evaluated as to whether any actions are necessary to address those concerns.

Vote Required; Recommendation of the Board of Directors

To be approved, a majority of the votes entitled to be cast with respect to shares present or represented at the Annual Meeting must be cast in favor of the proposal. Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board of Directors unanimously recommends a vote “FOR” the compensation of executive officers as disclosed in this Proxy Statement.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act of 1934, we are providing a shareholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay” advisory vote in Proposal II above) this year. Pursuant to Section 14A of the Exchange Act of 1934, at the annual meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every three (3) years. Although the Board of Directors recommends a “say-on-pay” vote every three (3) years, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Voting Required; Recommendation of the Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board of Directors unanimously recommends a vote “FOR” the option of three years as the preferred frequency for say on pay votes.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for our 2023 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at HV Bancorp, Inc.’s executive office, 2005 South Easton Road, Suite 304, Doylestown, Pennsylvania 18901, no later than December 15, 2022.  If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2023 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder nomination for director or proposal to take action at such meeting must be received by the Secretary of HV Bancorp, Inc. at the principal executive office of HV Bancorp, Inc. by no later than the close of business on the 110th day prior to the anniversary date of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of HV Bancorp, Inc. at the principal executive office of HV Bancorp, Inc. not later than the tenth day following the day on which public disclosure of the date of such meeting is first made.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the books of HV Bancorp, Inc. and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of HV Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Section 3.13 of our bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on HV Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of HV Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by HV Bancorp, Inc. HV Bancorp, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of HV Bancorp, Inc. may solicit proxies personally or by telephone without additional compensation. Our 2021 Annual Report to Stockholders has been mailed to all stockholders of record as of March 30, 2022.  Any stockholder may obtain a copy of the Annual Report on Form 10-K through our website, by calling us or writing us at the address below.  Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

Investor Relations
HV Bancorp, Inc.
2005 South Easton Road, Suite 304
Doylestown, Pennsylvania 18901
Phone:(267) 280-4000
www.myhvb.com

BY ORDER OF THE BOARD OF DIRECTORS
Janice Garner Corporate Secretary

Doylestown, Pennsylvania

April 14, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: H Bancorp, Inc. P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/HVBC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2443 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided HV Bancorp, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 30, 2022 TIME: Wednesday, May 18, 2022 10:30 AM, Local Time PLACE: Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/HVBC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Scott W. Froggatt, Robert J. Marino and Travis J. Thompson (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of HV Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

HV Bancorp, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 AND "3 YEARS" FOR PROPOSAL 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 John D. Behm FOR 1.02 Joseph F. Kelly FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022. FOR 3. A non-binding vote to approve the Company's executive compensation. FOR 4. A non-binding vote on the frequency of voting on the Company's executive compensation. 1YR 2YR 3YR ABSTAIN 3 YEARS You must register to attend the meeting online and/or participate at www.proxydocs.com/HVBC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: H Bancorp, Inc. P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/HVBC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2443 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided HV Bancorp, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 30, 2022 TIME: Wednesday, May 18, 2022 10:30 AM, Local Time PLACE: Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/HVBC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby instructs the Trustee of Huntingdon Valley Bank 401(k) Profit Sharing Plan (the "Plan") to vote all the shares of capital stock of HV Bancorp, Inc. allocated to the account of the under signed in the Plan as indicated on the reverse side at the annual meeting and upon such other matters as may be properly brought before the meeting or any adjournment thereof, and to vote in its discretion on such other matters as may properly come before the meeting and revoking any instructions heretofore given. THE SHARES REPRESENTED BY THIS INSTRUCTION FORM WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. THIS SIGNED AND DATED VOTING INSTRUCTION FORM WILL BE VOTED BY THE TRUSTEE AS DIRECTED, BUT IF YOU DO NOT TIMELY RETURN THIS VOTING INSTRUCTION FORM, IF YOUR INSTRUCTIONS ARE NOT PROPERLY COMPLETED, OR IF YOU ABSTAIN FROM VOTING, THE SHARES ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE ON EACH OF THE MATTERS PRESENTED IN THE SAME PROPORTION AS THE TRUSTEE VOTES THE ALLOCATED SHARES FOR WHICH IT TIMELY RECEIVED VOTING INSTRUCTIONS FROM ALL PLAN PARTICIPANTS, SUBJECT TO THE FIDUCIARY DUTY OF THE TRUSTEE. This instruction form, when properly executed, will be voted in the•manner directed herein. In their discretion, the Trustee is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

HV Bancorp, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 AND "3 YEARS" FOR PROPOSAL 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1.Election of Directors FOR WITHHOLD 1.01 John D. Behm FOR 1.02 Joseph F. Kelly FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022. FOR 3. A non-binding vote to approve the Company's executive compensation. FOR 1YR 2YR  3YR ABSTAIN 4. A non-binding vote on the frequency of voting on the Company's executive compensation. You must register to attend the meeting online and/or participate at www.proxydocs.com/HVBC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

HV Bancorp, Inc. P.O. BOX 8016, CARY, NC 27512-990 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/HVBC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2443 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided HV Bancorp, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 30, 2022 TIME: Wednesday, May 18, 2022 10:30 AM, Local Time PLACE: Annual Meeting to be held live via the Internet Please visit www.proxydocs.com/HVBC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby instructs the Trustee of Huntingdon Valley Bank Employee Stock Ownership Plan ("ESOP") to vote all the shares of capital stock of HV Bancorp, Inc. allocated to the account of the under signed in the ESOP as indicated on the reverse side at the annual meeting and upon such other matters as may be properly brought before the meeting or any adjournment thereof, and to vote in its discretion on such other matters as may properly come before the meeting and revoking any instructions heretofore given. THE SHARES REPRESENTED BY THIS INSTRUCTION FORM WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. THIS SIGNED AND DATED VOTING INSTRUCTION FORM WILL BE VOTED BY THE TRUSTEE AS DIRECTED, BUT IF YOU DO NOT TIMELY RETURN THIS VOTING INSTRUCTION FORM, IF YOUR INSTRUCTIONS ARE NOT PROPERLY COMPLETED, OR IF YOU ABSTAIN FROM VOTING, THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT WILL BE VOTED BY THE ESOP TRUSTEE ON EACH OF THE MATTERS PRESENTED IN THE SAME PROPORTION AS THE ESOP TRUSTEE VOTES THE ALLOCATED SHARES FOR WHICH IT TIMELY RECEIVED VOTING INSTRUCTIONS FROM ALL ESOP PARTICIPANTS, SUBJECT TO THE FIDUCIARY DUTY OF THE TRUSTEE. This instruction form, when properly executed, will be voted in the manner directed herein. In their discretion, the Trustee is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

HV Bancorp, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 AND 3 YEARS FOR PROPOSAL 4. PROPOSA YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 John D. Behm FOR WITHHOLD 1.02 Joseph F. Kelly FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022. FOR 3. A non-binding vote to approve the Company's executive compensation. FOR 4. A non-binding vote on the frequency of voting on the Company's executive compensation. 1YR 2YR 3YR ABSTAIN 3 YEARS You must register to attend the meeting online and/or participate at www.proxydocs.com/HVBC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date